Press Release                                        Exhibit 99.1
February 16, 2010
Contact: Troy Geisser
Secretary
212-599-8000
tgeisser@financialfederal.com


Financial Federal Stockholders Approve Merger with People's United


NEW YORK, NY - Financial Federal Corporation (NYSE: FIF) today announced at its special meeting of stockholders this morning, its stockholders approved the merger of Financial Federal with People's United Financial, Inc. The holders of approximately 81% of the outstanding shares of Financial Federal common stock entitled to vote approved the merger. The merger is expected to close
February 19, 2010, pending customary closing conditions.

About Financial Federal Corporation
-----------------------------------
Financial Federal (financialfederal.com) is a financial services company providing collateralized lending, financing and leasing services nationwide to small and medium sized businesses in the general construction, road and infrastructure construction and repair, road transportation and refuse industries.

Additional Information About this Transaction
---------------------------------------------
In connection with the proposed merger, People's United filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 on January 12, 2010 that includes a proxy statement of Financial Federal that also constitutes a prospectus of People's United. Investors and security holders are urged to read the definitive proxy statement/prospectus because it contains important information. You may obtain a free copy of the definitive proxy statement/prospectus and other related documents filed by People's United and Financial Federal with the SEC at (i) the SEC's website at www.sec.gov (ii) People's United website at www.peoples.com under the tab "Investor Relations" and then under the heading "Financial Information" or (iii) Financial Federal's website at www.financialfederal.com under the tab "Investor Relations - SEC Filings".

Forward Looking Statements
--------------------------
This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations subject to a number of risk factors and uncertainties that could cause future results to differ from historical performance or future expectations materially. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement timely if at all (2) disruptions to the parties' businesses as a result of the announcement and pendency of the merger and (3) changes in general, national or regional economic conditions.

For additional factors that may affect future results, please see People's United's and Financial Federal's filings with the SEC, including People's United's Annual Report on Form 10-K for the year ended December 31, 2008 and Financial Federal's Annual Report on Form 10-K for the year ended July 31, 2009. People's United and Financial Federal are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.